BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

050303

Filed in the office of	Document Number
Barbara K. Cegavske	20190049055-85
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/01/2019 8:00 AM
	Entity Number E0609422012-3

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Verb Technology Company, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares of common stock with a par value of $0.0001 per share and 15,000,000 shares of preferred stock with a par value of $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 shares of common stock with a par value of $0.0001 per share and 15,000,000 shares of preferred stock with a par value of $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue one (1) share of common stock for every fifteen (15) shares of common stock issued and outstanding immediately prior to the effective date of the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

See Attachment A attached hereto.

7. Effective date and time of filing: (optional) Date: February 1, 2019 Time: 11:59 PM

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Executive Officer & President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment A to Verb Technology Company, Inc. Certificate of Change

Item 6

Any fractional shares of Verb Technology Company, Inc. (the "Company") common stock resulting from the reverse stock split for any holder of the Company's common stock shall be rounded up to the next whole share.